Exhibit 10.17

500 West Monroe Street

Chicago, Illinois 60661

312-441-7000

Fax:  312-441-7367

August 9, 2004

Via Facsimile (972) 579-6448

BANCTEC, INC.
BTI TECHNOLOGIES, L.P.
2701 East Grauwyler Road
Building #3
Irving, Texas 75061
Attention: Chief Financial Officer

Re:          LOAN AND SECURITY AGREEMENT - WAIVER AND CONSENT

Ladies and Gentleman:

Reference is hereby made to that certain Loan and Security Agreement by and among BANCTEC, INC., a Delaware corporation (“BancTec”), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (“Lender”) and HELLER FINANCIAL, INC., a Delaware corporation (“Agent”), as Agent for the Lender, dated as of May 30, 2001, (as amended or otherwise modified in writing, the “Loan Agreement”).  Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.  BancTec and BTI Technologies L.P., a Texas limited partnership, are the current “Borrowers” under the Loan Agreement and are hereinafter individually and collectively referred to as “Borrower.”

Borrower has requested (i) permission from Agent and Lender to consummate the following transactions (collectively, the “Transactions”):  (A) creation of a new, wholly owned Subsidiary of BancTec Service Europe B.V., BancTec Service Belgium SPRL, an entity organized under the laws of Belgium (“BSB”) (the “New Subsidiary Transaction”), and (B) consummation of that certain Stock Purchase and Sale Agreement, dated on or about the date hereof, by and between BancTec, as seller, and Inversiones Y Asesorias Profesionales Zegers & Echavarri LTDA, as purchaser (the “Purchaser”), pursuant to which BancTec has agreed to sell 521 shares of Servibanca S.A. owned by BancTec to Purchaser for a total purchase price of 1,884,000,083 Chilean Pesos (the “Stock Purchase Transaction”), (ii) that the Agent and Lender waive the covenants embodied in Section 7.6 and 7.11 of the Loan Agreement to the extent that such covenants would be deemed violated solely due to the consummation of the New Subsidiary Transaction, (iii) that the Agent and Lender waive the covenant embodied in Section 7.3 of the Loan Agreement to the extent that such covenant would be deemed violated solely due to the consummation of the Stock Purchase Transaction.

Subject to the terms, conditions and provisions of this letter, each of Lender and Agent hereby (i) consents to the consummation of the Transactions, (ii) waives the covenants embodied in Sections 7.6 and 7.11 of the Loan Agreement to the extent such covenants would be deemed violated solely due to the consummation of the New Subsidiary Transaction and (iii) waives the covenant embodied in Section 7.3 to the extent that such covenant would be deemed violated solely due to the consummation of the Stock Purchase Transaction.  Notwithstanding the foregoing Lender’s and Agent’s consent, waiver and agreement herein is subject to the satisfaction of the following conditions:

i.              Agent shall have received a copy of this letter agreement duly and validly executed by Borrower;

ii.             Agent shall have received a copy of the organizational documents of BSB and all documentation executed and issued in connection with the New Subsidiary Transaction;

iii.            Agent shall have received a Pledge Amendment duly executed by BSE in favor of Agent, for the benefit of Lender, whereby BSE amends that certain Stock Pledge Agreement dated April 15, 2004, executed by BSB and Agent, for the benefit of Lender, in order to pledge to Agent, for the benefit of Lender, 65% of the issued and outstanding capital stock of BSB, together with duly executed stock powers and originals of the relevant stock certificates of BSB, all such agreements to be in form and substance satisfactory to Agent;

iv.            Agent shall have received a fully executed copy of the documents executed in connection with the Stock Purchase Transaction; and

v.             such other items as Agent shall reasonably request.

Borrower is hereby notified that irrespective of (i) any waivers previously granted by Agent or Lender regarding the Loan Agreement and the Loan Documents, (ii) any previous failures or delays of Agent or Lender in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (iii) any previous failures or delays of Agent or Lender in the monitoring or in the requiring of compliance by Borrower with the duties, obligations, and agreements of Borrower in the Loan Agreement and the Loan Documents, hereafter Borrower will be expected to comply strictly with its duties, obligations and agreements under the Loan Agreement and the Loan Documents.

The consent, waiver and agreement detailed herein are strictly limited to the Transactions described above and to the Sections of the Loan Agreement described above.

Except as expressly provided above, nothing contained in this letter or any other communication between Agent and/or Lender and Borrower shall be a waiver of any past, present or future violation, default or Event of Default of Borrower under the Loan Agreement or any Loan Documents.  Similarly, each of Agent and Lender hereby expressly reserves any rights, privileges and remedies under the Loan Agreement and each Loan Document that Agent or Lender may have with respect to each violation, default or Event of Default, and any failure by Agent or Lender to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Documents, (ii) amend or alter any provision of the Loan Agreement or any Loan Documents or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or Lender under the Loan Agreement or any Loan Documents or any other contract or instrument.  Nothing in this letter shall be construed to be a consent by Agent or Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document or to any other transaction involving Borrower.

Borrower, Agent and Lender hereby agrees that effective as of the date hereof:

(i)            Schedule 4.1B to the Loan Agreement (Capitalization) is hereby deleted in its entirety and replaced with Schedule 4.1B attached hereto;

(ii)           Schedule 4.6 to the Loan Agreement (Names and Locations) is hereby deleted in its entirety and replaced with Schedule 4.6 attached hereto; and

(iii)         Schedule 7.11 to the Loan Agreement (Subsidiaries) is hereby deleted in its entirety and replaced with Schedule 7.11 attached hereto.

[Remainder of Page Intentionally Left Blank]

Please acknowledge your agreement to the terms and conditions of this letter by executing it in the space below and returning it to the undersigned.

Very truly yours,

HELLER FINANCIAL, INC.,
as Agent and Lender

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANCTEC, INC.

By:
Name:
Title:

BTI TECNOLOGIES, L.P.

By: BANCTEC, INC., its General Partner

By:
Name:
Title:

cc:           Via Facsimile (213) 620-1398
Sheppard, Mullin, Richter & Hampton LLP
Forty-Eight Floor, 333 South Hope Street
Los Angeles, California  90071-1448
Attn:  James J. Slaby, Esq.

Via Facsimile (312) 441-6876
Heller Financial, Inc.
500 West Monroe
Chicago, Illinois  60661
Attn:  Legal Services/HCF- BancTec, Inc.